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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 16, 1999





                      CONSECO FINANCE SECURITIZATIONS CORP.
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             (Exact name of registrant as specified in its charter)


         Delaware           333-85119 and 333-85119-01     41-1807858
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(State or other jurisdiction         (Commission         (IRS employer
     of incorporation)               file number)      identification No.)



  1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639
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                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (651) 293-3400


                                 Not Applicable
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          (Former name or former address, if changed since last report)
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Item 1. Changes in Control of Registrant.

        Not applicable.

Item 2. Acquisition or Disposition of Assets.

        Not applicable.

Item 3. Bankruptcy or Receivership.

        Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.

        Not applicable.

Item 5. Other Events.

        On November 16, 1999, the Registrant sold approximately $270,875,000 principal amount of Loan-Backed Notes and Certificates. The Class A and Class M Notes were sold pursuant to a Prospectus Supplement and Prospectus, each dated November 1, 1999 (together, the "Prospectus") and the Class B-2 Certificates were sold pursuant to the Prospectus as supplement by a Supplement dated November 4, 1999.

Item 6. Resignations of Registrant's Directors.

        Not applicable.

Item 7. Financial Statements and Exhibits.

        (a)     Financial statements of businesses acquired.

                Not applicable.

        (b)     Pro forma financial information.

                Not applicable.
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        (c)     Exhibits.

                The following is filed herewith. The exhibit numbers correspond with Item 601(b) of Regulation S-K.

                Exhibit No.     Description
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                   99.1         On November 12, 1999, the Registrant sold
                                approximately $270,875,000 Certificates for
                                Conseco Finance Home Loans, Series 1999-G,
                                issued by Conseco Finance Securitizations Corp.,
                                as Seller. The Trust property consists of
                                conventional home improvement loans and home
                                equity loans, including the right to receive
                                payments due on and after the applicable cut-off
                                date. Filed herewith as Exhibit 99.1 are tables
                                providing information with respect to the
                                Subsequent loans and the Loans in the aggregate,
                                similar to the information provided with respect
                                to the Initial Loans in the Prospectus
                                Supplement dated November 1, 1999. Capitalized
                                terms used herein and not defined have the
                                meanings assigned in the Trust Agreement and
                                Indenture, each dated as of September 1, 1999.
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CONSECO FINANCE SECURITIZATIONS CORP.



                                        By: /s/ Phyllis A. Knight
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                                           Phyllis A. Knight
                                           Vice President and Treasurer